Exhibit 99.6

November 5, 2008

Board of Directors

Activision Blizzard, Inc.

3100 Ocean Park Blvd.

Santa Monica, California, 90405

Dear Directors:

We are providing this letter to you for inclusion as an exhibit to your filing pursuant to Item 601 of Regulation S-K.

We have been provided a copy of the Company’s filing.  The notes to the consolidated financial statements therein describe a change in accounting principle for sales of The Burning Crusade expansion pack.  It should be understood that the preferability of one acceptable method of accounting over another has not been addressed in any authoritative accounting literature, and in expressing our concurrence below we have relied on management’s determination that this change in accounting principle is preferable.  Based on our reading of management’s stated reasons and justification for this change in accounting principle in the filing, and our discussions with management as to their judgment about the relevant business planning factors relating to the change, we concur with management that such change represents, in the Company’s circumstances, the adoption of a preferable accounting principle in conformity with Statement of Financial Accounting Standards No. 154, Accounting Changes and Error Corrections.

We have not audited any financial statements of the Company since our appointment as the Company’s independent registered public accounting firm on July 9, 2008.  Accordingly, our comments are subject to change upon completion of an audit of the financial statements covering the period of the accounting change.

Very truly yours,

/s/ PricewaterhouseCoopers LLP